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                                                                    EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2000, (except Note x, as to which the date
is         ), in the Registration Statement (Form S-1 No. 333-00000) and
related Prospectus of Digital Commerce Corporation for the registration of its common stock.

                                                          Ernst & Young LLP

McLean, Virginia
            , 2000

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The foregoing consent is in the form that will be signed upon the completion of the distribution of PowerTrust, Inc. as described in Note 1 to the financial statements.

                                                      /s/ Ernst & Young LLP

April 26, 2000